  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 2003
                                                     Registration No. 333-105239
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                 INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                              (ABN 56 100 346 898)

     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                              --------------------
                                    LEVEL 28
                               367 COLLINS STREET
                               MELBOURNE VIC, 3000
                                    AUSTRALIA
                            TELEPHONE: 613-9612-1111
     (ADDRESS, INCLUDING ZIP CODE/POST CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              --------------------
                                AGENT FOR SERVICE
                                 ROBIN LAPETERS
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                               NEW YORK, NY 10011
                            TELEPHONE: (212) 590-9100
       (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                              --------------------
                                 WITH A COPY TO:
               VERNON SPENCER                              DIANE CITRON, ESQ.
                  DIRECTOR                              MAYER, BROWN, ROWE & MAW
INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED                 1675 BROADWAY
        LEVEL 28, 367 COLLINS STREET                    NEW YORK, NEW YORK 10019
    MELBOURNE, VICTORIA 3000, AUSTRALIA

                                PAUL WEIFFENBACH
                         ORRICK, HERRINGTON & SUTCLIFFE
                               TOWER 42, LEVEL 35
                               25 OLD BROAD STREET
                                 LONDON EC2N 1HQ
                              --------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the registration statement, as determined by market conditions.
       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]
                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
               Title of Each Class of                   Amount to be      Proposed        Proposed        Amount of
             Securities to Be Registered                 Registered        Maximum         Maximum      Registration
                                                                          Offering        Aggregate         Fee**
                                                                            Price      Offering Price*
                                                                          Per Unit
------------------------------------------------------------------------------------------------------------------------
Class A2 Mortgage Backed Floating Rate Notes......         $500,000,000     100%           $500,000,000      $40,450.00
------------------------------------------------------------------------------------------------------------------------
Class B1 Mortgage Backed Floating Rate Notes......         $ 28,000,000     100%           $ 28,000,000        2,265.20
------------------------------------------------------------------------------------------------------------------------
Total Mortgage Backed Floating Rate Notes.........
                                                           $528,000,000      --            $528,000,000      $42,715.20
========================================================================================================================

*  Estimated for the purpose of calculating the registration fee.
** All of which has been previously paid.
       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:


SEC Registration Fee.............................         $ 42,715.20
Printing and Engraving...........................          $71,300.00
Legal Fees and Expenses..........................          $85,000.00
Trustee Fees and Expenses........................         $500,000.00
Rating Agency Fees...............................          $15,000.00
Accounting Fees & Expenses.......................          $50,000.00
Miscellaneous....................................          $75,000.00
                                                        -------------
Total............................................         $967,715.20
                                                        =============

-------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities
Act:

         The registrant was incorporated on April 26, 2002. One fully paid share of A$1.00 was allotted to Interstar Securities (Australia) Pty Limited.



ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Constitution of the Registrant, every director, agent, auditor, secretary and other officer for the time being of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him as such director, agent, auditor, secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favor or in which he is acquitted or in connection with any application under the Corporations Act 2001 in which relief is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust. However, the right of indemnity against the Registrant may, in certain circumstances, be limited by the Corporations Act 2001.

ITEM 36.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      1.1  Form of Underwriting Agreement.*
      3.1  Constitution.*
      4.1  Master Trust Deed.*

      4.2  Form of the Series Notice.*
      4.3  Form of the Security Trust Deed.*
      4.4  Form of the Note Trust Deed.*
      4.5  Form of the Agency Agreement.*
      5.1  Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*
      8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof).*
      8.2  Opinion of KPMG as to certain
           tax matters.
     10.1  The Investment Management Agreement.*
     10.2  Form of the Fixed-Floating Rate Swap.*
     10.3  Form of the Currency Swap.*
     10.4  Primary Backup Servicer Agreement.*
     10.5  Secondary Backup Servicer Agreement.*
     23.1 Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*
     23.2  Consent of KPMG (included in Exhibit 8.2 hereof).*
     24.1  Power of Attorney (included on signature pages).*
     25.1  Statement of Eligibility of Note Trustee.*
     99.1 Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.*

*  Previously filed.

ITEM 37.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, on the 13th day of June, 2003.


                                    Interstar Securitisation
                                    Management Pty Limited


                                    By: /s/ Paul Jorissen
                                       ----------------------------------------
                                       Name:  Paul Jorissen
                                       Title: Attorney-in-fact, under a Power of
                                       Attorney dated May 14, 2003

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                         Title                         Date
            ---------                         -----                         ----
  /s/  Paul Jorissen*              Director                             June 13, 2003
----------------------------------
  /s/  Paul Jorissen*              Director                             June 13, 2003
----------------------------------
  /s/  Paul Jorissen*              Principal Executive Officer          June 13, 2003
----------------------------------
  /s/  Paul Jorissen*              Principal Financial Officer          June 13, 2003
----------------------------------
  /s/  Paul Jorissen*              Principal Accounting Officer         June 13, 2003
----------------------------------

*  By:   Paul Jorissen
         Attorney-in-fact, under a
         Power of Attorney dated
         May 14, 2003

SIGNATURE OF AGENT FOR SERVICE OF PROCESS

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).

                                                /s/ Robin LaPeters
                                             --------------------------------
                                             Name:  Robin LaPeters
                                             Address: CT Corporation
                                                      111 8th Avenue
                                                      New York, NY 10011
                                                      Telephone: (212) 590-9100

                                 EXHIBITS INDEX

                                                                                           SEQUENTIAL
EXHIBIT                                                                                       PAGE
  NO.         DESCRIPTION OF EXHIBIT                                                         NUMBER
  ---         ----------------------                                                         ------
  1.1         Form of Underwriting Agreement.*
  3.1         Constitution.*
  4.1         Master Trust Deed.*
  4.2         Form of the Series Notice.*
  4.3         Form of the Security Trust Deed.*
  4.4         Form of the Note Trust Deed.*
  4.5         Form of the Agency Agreement.*
  5.1         Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*
  8.1         Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in
              Exhibit 5.1 hereof).*
  8.2         Opinion of KPMG as to certain tax matters.
 10.1         The Investment Management Agreement.*
 10.2         Form of the Fixed-Floating Rate Swap.*
 10.3         Form of the Currency Swap.*
 10.4         Primary Backup Servicer Agreement.*
 10.5         Secondary Backup Servicer Agreement.*
 23.1         Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*
 23.2         Consent of KPMG (included in Exhibit 8.2 hereof).
 24.1         Power of Attorney (included on signature pages).*
 25.1         Statement of Eligibility of Note Trustee.*
 99.1         Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments
              under Australian Law.*

* Previously filed.